UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of The
Securities Exchange Act of 1934 (Amendment No.  )

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I.D. Systems, Inc.
(Name of Registrant as Specified in Its Charter)

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I.D. Systems, Inc.
123 Tice Boulevard
Woodcliff Lake, New Jersey 07677

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 14, 2016

To the Stockholders of I.D. Systems, Inc.:

Notice is hereby given that the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of I.D. Systems, Inc. (the “Company,” “we,” “our” or “us”) will be held at the offices of Olshan Frome Wolosky LLP, located at 1325 Avenue of the Americas, New York, New York 10019, on Tuesday, June 14, 2016, at 10:00 a.m., Eastern Time, and thereafter as it may be postponed or adjourned from time to time, for the following purposes, each of which is described more fully in the Proxy Statement accompanying this Notice of Annual Meeting:

1.	To elect five (5) directors, the names of whom are set forth in the accompanying Proxy Statement, each to serve until the Company’s 2017 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To vote upon the ratification of the appointment of EisnerAmper LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016;

3.	To hold an advisory (non-binding) vote to approve the Company’s executive compensation; and

4.	To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The meeting will begin promptly at 10:00 a.m., Eastern Time. Only holders of record of shares of our common stock at the close of business on April 18, 2016, the date fixed by our Board of Directors as the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the meeting and any postponements or adjournments of the meeting.

For a period of at least 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be available and open to the examination of any stockholder for any purpose relating to the Annual Meeting during normal business hours at our principal executive offices located at 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677.

Whether you expect to attend the Annual Meeting or not, please vote, sign, date and return in the self-addressed envelope provided the enclosed proxy card as promptly as possible. If you attend the Annual Meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

By order of the Board of Directors,

/s/ Ned Mavrommatis

Ned Mavrommatis
Corporate Secretary

Dated: April 25, 2016

Woodcliff Lake, New Jersey

Important Notice of Internet Availability of Proxy Materials for the 2016 Annual Meeting of Stockholders to be held on June 14, 2016. The Notice, this Proxy Statement, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, are available through the Internet at http://ir.id-systems.com/phoenix.zhtml?c=100495&p=proxy. Under Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.

I.D. SYSTEMS, INC.
123 TICE BOULEVARD
WOODCLIFF LAKE, NEW JERSEY 07677

PROXY STATEMENT

 Annual Meeting of Stockholders
June 14, 2016

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of I.D. Systems, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”), for use at our 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of Olshan Frome Wolosky LLP, located at 1325 Avenue of the Americas, New York, New York 10019, on Tuesday, June 14, 2016, at 10:00 a.m., Eastern Time, and any adjournments or postponements thereof.

The Board is sending the proxy materials relating to the Annual Meeting, which include this Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and proxy card, to its stockholders beginning on or about April 25, 2016. The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our most highly paid executive officers and our directors, and certain other required information.

Important Notice of Internet Availability of Proxy Materials for the 2016 Annual Meeting of Stockholders to be held on June 14, 2016

The Notice, this Proxy Statement, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are available through the Internet at http://ir.id-systems.com/phoenix.zhtml?c=100495&p=proxy. Under Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.

Record Date and Outstanding Shares

The Board has fixed the close of business on April 18, 2016, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the meeting. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting or any and all adjournments or postponements thereof.

As of the Record Date, we had issued and outstanding 13,824,547 shares of common stock. Our common stock comprises all of our issued and outstanding voting stock.

At least ten (10) days before the Annual Meeting, we will make a complete list of the stockholders entitled to vote at the meeting open to the examination of any of our stockholders for any purpose germane to the Annual Meeting. The list will be available for inspection during ordinary business hours at our offices at 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677, and will be made available to stockholders present at the Annual Meeting.

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Purposes of the Annual Meeting

The purposes of the Annual Meeting are (i) to elect five (5) directors to our Board, each to serve until our 2017 annual meeting of stockholders and until their respective successors are duly elected and qualified; (ii) to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; (iii) to approve, on an advisory basis, the Company’s executive compensation; and (iv) to transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof. In addition to the foregoing, there will be a report on the progress of our company and an opportunity for questions of general interest to the stockholders.

Unless we receive specific instructions to the contrary or unless such proxy is revoked, shares represented by each properly executed proxy will be voted: (i) “FOR” the election of each of our nominees as a director; (ii) “FOR” the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; (iii) “FOR” the approval, on an advisory basis, of our executive compensation; and (iv) with respect to any other matters that may properly come before the Annual Meeting, at the discretion of the proxy holders. We do not presently anticipate that any other business will be presented for action at the Annual Meeting.

Voting at the Annual Meeting

Quorum Requirements

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the meeting. Abstentions and broker “non-votes” (as hereinafter defined) are counted as present and entitled to vote for purposes of determining whether a quorum is present. A broker “non-vote” on a matter occurs when a broker, bank or your representative may not vote on a particular matter because it does not have discretionary voting authority and has not received instructions from the beneficial owner.

Shareholders of Record and Beneficial Owners

Each share of our common stock outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of our stockholders. Cumulative voting by stockholders is not permitted. The shares to be voted include shares of our common stock that are (i) held of record directly in a stockholder’s name and (ii) held for stockholders in “street name” through a broker, bank or other nominee. If your shares are registered directly in your name with the Company’s stock transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the “shareholder of record” with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of those shares.

If you hold your shares of our common stock through a broker, bank or other representative, generally the broker, bank or representative may only vote the common stock that it holds for you in accordance with your instructions. However, under the rules that govern brokers who have record ownership of shares that are held in street name for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters. Therefore, if the broker, bank or representative has not timely received your instructions, it may vote on certain matters for which it has discretionary voting authority. The ratification of the appointment of an independent registered public accounting firm is considered a routine matter. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” ratification of the independent registered public accounting firm. The Company believes that all of the other proposals to be voted upon at the meeting will be considered “non-routine.” Thus, a broker or other nominee cannot vote without instructions on these non-routine matters, and, consequently, if your shares are held in street name, you must provide your broker or nominee with instructions on how to vote your shares in order for your shares to be voted on those proposals.

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Holders of our common stock will not have any rights of appraisal or similar dissenters’ rights with respect to any matter to be acted upon at the Annual Meeting.

Vote Required

For the election of directors, a plurality of the votes cast is required. Since the number of candidates is equal to the number of vacancies, receipt of any votes in favor of any candidate will ensure that that candidate is elected. If no voting direction is indicated on a proxy card that is signed and returned, the shares will be considered votes FOR the election of all director nominees set forth in this Proxy Statement. In accordance with Delaware law, stockholders entitled to vote for the election of directors may withhold authority to vote for all nominees for directors or may withhold authority to vote for certain nominees for directors. Abstentions and broker non-votes are not considered for the purpose of the election of directors.

The ratification of the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm and the advisory (non-binding) proposal to approve the Company’s executive compensation each requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome on these matters.

Your vote will not be disclosed either within the Company or to third parties, except: (i) as may be necessary to meet applicable legal requirements or to assert or defend claims for or against the Company; (ii) to allow for the tabulation of votes and certification of the vote; and (iii) to facilitate a successful proxy solicitation.

Effect of Advisory Votes

The approval, on an advisory basis, of our executive compensation, also known as a “say on pay” vote, is an advisory vote mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act. This means that while we ask stockholders to approve our executive compensation, it is not an action that requires stockholder approval, and stockholders are not voting to approve or disapprove the Board’s recommendation with respect to this proposal. This advisory vote is non-binding on the Board, although the Board welcomes the input of our stockholders on the Company’s compensation policies and compensation program and will take the advisory vote into account in making determinations concerning executive compensation.

At our 2011 annual meeting of stockholders held on June 21, 2011, we conducted a stockholder advisory vote on the frequency of future stockholder votes on the Company’s executive compensation (every one, two or three years), also known as a “say on frequency” vote. The Board considered the results of this “say on frequency” advisory vote and, since the most affirmative votes of all the votes cast on the “say on frequency” matter expressed a preference for having the “say on pay” vote every year, determined that an advisory vote on executive compensation would be conducted on an annual basis until the next vote on the frequency of such votes. Notwithstanding the outcome of stockholder “say on frequency” votes, however, the Board may in the future decide to conduct advisory votes on a less frequent basis if appropriate and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

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Voting of Proxies

Shareholders of Record

As a shareholder of record, these proxy materials will be furnished directly to you by the Company, by mail. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the meeting.

Beneficial Owners

As a beneficial owner, you have the right to direct your broker, trustee or nominee as to how to vote your shares. Please refer to the voting instruction card provided by your broker, trustee or nominee. You are also invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Note that it may take some time to obtain a legal proxy from your broker, trustee or nominee, so, if you plan to request a legal proxy, you should do so well in advance of the meeting.

Voting Without Attending the Meeting

Whether you hold shares directly as the shareholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. There are two ways to vote by proxy without attending the meeting:

●	By Internet — Stockholders of record may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

●	By Mail — Stockholders of record may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

Revocation of Proxies

Stockholders can revoke a proxy prior to the completion of voting at the Annual Meeting through any of the following methods:

●	by writing a letter delivered to Ned Mavrommatis, our Corporate Secretary, stating that the proxy is revoked;

●	by submitting another proxy bearing a later date; or

●	by attending the Annual Meeting and voting in person (unless you are a beneficial owner without a legal proxy, as described below).

Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter or “legal proxy” from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the shares.

Solicitation

The cost of preparing, assembling, printing and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. Certain officers and employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board has nominated Kenneth Brakebill, Michael Brodsky, Kenneth S. Ehrman, Ron Konezny and Tony Trousset for re-election as directors of the Company. If re-elected to the Board, each nominee will hold office until our Annual Meeting of Stockholders to be held in 2017 and until his respective successor has been duly elected and qualified, or until his earlier death, resignation or removal. Each of Messrs. Brakebill, Brodsky, Ehrman, Konezny and Trousset has consented to being named as a nominee and, if re-elected, to serve as a director. The Nominating Committee and the Board believe that each of these nominees possesses the attributes we seek in directors generally as well as the individual experiences, qualifications and skills included in their individual biographies below.

If any nominee is unable to serve, which the Board has no reason to expect, the persons named in the proxy intend to vote for the balance of those nominees named above and, if they deem it advisable, for a substitute nominee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL OF THE DIRECTOR NOMINEES LISTED ABOVE.

Information About Our Directors, Director Nominees and Executive Officers

The table below sets forth the names and ages of the directors, nominees for director and executive officers of the Company as of April 18, 2016, as well as the position(s) and office(s) with the Company held by those individuals. A summary of the background and experience of each of those individuals is set forth after the table.

Name	Age	Position(s)

DIRECTORS AND DIRECTOR NOMINEES:
Kenneth S. Ehrman	46	Chairman of the Board, Chief Executive Officer, President and Director
Kenneth Brakebill	46	Director
Michael Brodsky	48	Director
Ron Konezny	48	Director
Tony Trousset	47	Director

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS:
Michael L. Ehrman	43	Chief Technology Officer
Norman L. Ellis	59	Chief Operating Officer
Ned Mavrommatis	45	Chief Financial Officer, Treasurer and Corporate Secretary

Directors and Director Nominees

Kenneth S. Ehrman. Mr. Ehrman is one of our founders and has served as our President since our inception in 1993 and as our Chairman of the Board and Chief Executive Officer and a director of the Company since June 2014. Mr. Ehrman also previously served as our Interim Chief Executive Officer from March 2014 to June 2014, as our Chief Operating Officer from June 2000 to March 2010 and as a director of the Company from 1993 until 2013. He graduated from Stanford University in 1991 with a Bachelor of Science in Industrial Engineering. Upon his graduation, and until our inception, Mr. Ehrman worked as a production manager with Echelon Corporation. Mr. Ehrman is the brother of Michael L. Ehrman, our Chief Technology Officer.

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Mr. Ehrman has a strong technical and engineering background. Mr. Ehrman’s qualifications to serve on the Board include his management experience, his engineering expertise and a long history and familiarity with the Company. In addition, Mr. Ehrman’s role as the President and Chief Executive Officer of the Company and former roles as Interim Chief Executive Officer and Chief Operating Officer of the Company provides the Board with invaluable insight into the management and daily operations of the Company. Mr. Ehrman also is an inventor on several of the Company’s patents.

Kenneth Brakebill. Mr. Brakebill has served as a director of the Company since June 2014. Mr. Brakebill is a retired intellectual property and trial lawyer. Following a one-year appellate clerkship out of law school, in 1998 Mr. Brakebill joined Morrison & Foerster, a global law firm of which he became a partner in 2005. At Morrison & Foerster, Mr. Brakebill primarily represented technology companies, both in the hardware and software sectors, in bet-the-company type intellectual property cases involving disputes over patents, copyrights and contracts concerning use of technology. He retired from the firm in 2010. Mr. Brakebill also has served as a director of several not-for-profit organizations. Mr. Brakebill received a Bachelor of Arts degree with Honors from Stanford University in 1991 and attended Harvard Law School and the University of California, Hastings, from which he received his law degree in 1997.

Mr. Brakebill has extensive experience representing technology companies in litigation concerning intellectual property rights and rightful use of technology, and accordingly, has insights in the area of intellectual property rights in technology. Mr. Brakebill participated on successful trial teams that represented Novell, Inc., then a publicly held software company, in a widely-followed case concerning ownership of the copyrights in the UNIX operating system; and Altera Corporation, a publicly traded global semiconductor company, in cases concerning the designs of Altera’s reprogrammable logic device technology and its software tools. Through these representations, Mr. Brakebill gained significant experience working with senior executives of companies on issues relating to litigation-impacted product lines and strategic direction. We believe that Mr. Brakebill’s legal and technology background and experience as a director of not-for-profit companies, give him the qualifications and skills to enable him to serve as an effective contributing member of the Board.

Michael Brodsky. Mr. Brodsky has served as a director of the Company since June 2014. Mr. Brodsky is the Managing Partner of Vajra Asset Management, LLC, an investment firm, since January 2013. Mr. Brodsky is also presently Executive Chairman of Determine, Inc. (formerly known as Selectica, Inc.), a publicly traded leader in contract management, procurement and sourcing software, where he has been on the Board of Directors since October of 2010 and served as Chief Executive Officer from August 2013 until December 2013. He is also Chairman of the Board of Trans World Corporation, a publicly traded company that owns and operates casinos and hotels in the Czech Republic and Germany, since September 2013. Mr. Brodsky is also a member of the board of Spark Networks, Inc. since November 2015. He is also a member of the board of Genesis Land Development Corporation, a residential land developer and home-builder in Calgary, Canada since June 2012. He was also a member of the board of directors of JPS Industries, Inc., a publicly traded manufacturer of urethane film, sheet and tubing, and other highly engineered components from February 2015 until July 2015. From April 2008 to June 2010, he was also a member of the Board of Directors as well as the President, CEO and Executive Chairman of Youbet.com, Inc., a formerly publicly traded provider of an online horse racing and betting site, which was acquired by Churchill Downs Incorporated, a publicly traded company. Following the acquisition of Youbet.com, he served on the Board of Directors of Churchill Downs until June 2012. From June 2005 to August 2011, Mr. Brodsky was the managing partner of New World Opportunity Partners, LLC, an investment firm. Mr. Brodsky received a Bachelor of Arts degree from Syracuse University, a law degree from Northwestern University School of Law and a Masters in Business Administration from the JL Kellogg Graduate School of Management School of Business at Northwestern University.

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Mr. Brodsky possesses extensive business, operating and executive expertise. Among other things, Mr. Brodsky has served as the Chief Executive Officer of several companies, and possesses skills in executive management and leadership. We believe Mr. Brodsky’s management and leadership skills and experience as a member of the board of directors of various companies enable him to be an effective contributing member of the Board.

Ron Konezny. Mr. Konezny has served as a director of the Company since June 2014. Mr. Konezny has served as the President and Chief Executive Officer and a director of Digi International Inc., a publicly held provider of machine-to-machine (“M2M”) networking hardware and solutions, since December 2014. Mr. Konezny served as Vice President, Global Transportation and Logistics of Trimble Navigation Limited, a publicly held provider of technology solutions for field and mobile worker productivity (“Trimble”), from September 2013 until December 2014, and as Chief Executive Officer of PeopleNet Communications Corporation (“PeopleNet”), an onboard computing and carrier fleet communications provider, from 2007 until December 2014. Mr. Konezny served as General Manager of Trimble’s Global Transportation and Logistics division from August 2011, when Trimble acquired PeopleNet, to September 2013. Mr. Konezny served in several positions with PeopleNet since he co-founded it in 1994, including Chief Operating Officer and Chief Financial Officer from 2001 to 2007 and Chief Technology Officer from 1996 to 2007. Mr. Konezny has previously served on the boards of directors of the National Private Truck Council Institute and the Truckload Carriers Association. Mr. Konezny received a Bachelor of Arts degree from Northwestern University.

Mr. Konezny possesses extensive business, operating and executive expertise. Through his executive positions with PeopleNet, Mr. Konezny has acquired skills in executive management and leadership. Specifically, in his positions as Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of PeopleNet, Mr. Konezny led PeopleNet’s growth, profitability, and solution innovation. He also led PeopleNet’s technology team and platform vision, which resulted in the first internet-based solution in the market, patented OTAP (over-the-air-programming), email messaging, handheld integration, Vehicle Management engine data interface, eDriver Logs, Automated Fuel Tax, and Automated Workflow. We believe Mr. Konezny’s management and leadership skills and technological background enable him to be an effective contributing member of the Board.

Tony Trousset. Mr. Trousset has served as a director of the Company since June 2014. Mr. Trousset has served as the Managing Member of Atlas Technology Group LLC, a privately held company which provides independent mergers and acquisitions and corporate finance advice to technology companies and technology-focused private equity firms (“Atlas Technology”), since he founded Atlas Technology in November 2009. From 2005 until 2008, Mr. Trousset served as Global Head of Software Investment Banking and Co-Head of the West Coast Technology Investment Banking Group at Lehman Brothers Holdings, Inc., a then global financial services firm. From 2001 until 2005, Mr. Trousset served as Global Head of Software Investment Banking at UBS AG, a global financial services firm. During 2005, Mr. Trousset served as Vice President and Head of Corporate Development at SAS Institute, Inc., a privately held provider of business analytics software and services. Mr. Trousset has served as a member of the Board of Directors of the San Francisco Symphony since 2008. Mr. Trousset received a Bachelor of Arts degree from Stanford University in Political Science and Master of Arts degree from Stanford University in Education.

Mr. Trousset has worked in the technology industry for over 18 years as an investment banker, venture capitalist and corporate executive. He has significant experience with mergers and acquisitions in the technology sector. We believe that Trousset’s background and business acumen, give him the qualifications and skills to enable him to serve as an effective contributing member of the Board.

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Executive Officers

Kenneth S. Ehrman. See narrative description under the caption “Directors and Director Nominees” above.

Michael L. Ehrman. Mr. Ehrman serves as our Chief Technology Officer, a position he has held since March 2010. Mr. Ehrman previously served as our Executive Vice President of Engineering from August 1999 until March 2010. Prior to that, he served as our Executive Vice President of Software Development since joining us in 1995. Mr. Ehrman graduated from Stanford University in 1994 with a Master of Science in Engineering - Economics Systems as well as a Bachelor of Science in Computer Systems Engineering. Upon his graduation in 1994, Mr. Ehrman was employed as a consultant for Andersen Consulting in New York. Mr. Ehrman is the brother of Kenneth S. Ehrman, our Chairman of the Board, Chief Executive Officer and President and a member of our Board.

Norman L. Ellis. Mr. Ellis has served as our Chief Operating Offer since joining us in July 2014. Prior to joining us, from November 2013 until June 2014, Mr. Ellis served as Vice President Sales, Services and Marketing for Omnitracs, Inc. (“Omnitracs”), a provider of integrated wireless systems, applications and services for transportation and logistics companies and a division of Qualcomm Incorporated, a publicly-traded company engaged in the development and commercialization of wireless technologies (“Qualcomm”). From 2008 until November 2013, Mr. Ellis served as Vice President Sales, Services and Marketing for Qualcomm. Mr. Ellis has held several other positions with Qualcomm, including Vice President and General Manager from 2004 to 2008, Vice President-Homeland Security Solutions from 2002 to 2003, Vice President-New Markets from 2000 to 2001 and Director Product Development from 1998 to 1999. He also served as Senior Vice President of Sales and Marketing for Service Transport Inc., a commercial motor carrier of bulk liquids, from 1993 to 1998. Mr. Ellis also has held various positions with Overnite Transportation Inc. (currently known as UPS Ground Freight, Inc.), a provider of transportation services, and with Mason and Dixon Lines, a provider of trucking and logistic solutions. Mr. Ellis received a Bachelor of Arts degree in Business Administration from Emory and Henry College.

Ned Mavrommatis. Mr. Mavrommatis has served as our Chief Financial Officer since joining us in August 1999, as our Treasurer since June 2001, and as our Corporate Secretary since November 2003. Prior to joining us, Mr. Mavrommatis was a Senior Manager at the accounting firm of Eisner LLP (currently known as EisnerAmper LLP). Mr. Mavrommatis received a Master of Business Administration in finance from New York University’s Leonard Stern School of Business and a Bachelor of Business Administration in accounting from Bernard M. Baruch College, The City University of New York. Mr. Mavrommatis is also a Certified Public Accountant.

Bankruptcies

Other than as set forth below, during the past ten years, a petition under the Federal bankruptcy laws or any state insolvency law has not been filed by or against, or a receiver, fiscal agent or similar officer has not been appointed by a court for the business or property of any of our directors, executive officers or nominees for election as director at the Annual Meeting, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing. Mr. Brodsky served as the Co-Chief Executive Officer of Federated Sports & Gaming Inc. (“Federated”) from October 2010 until his resignation from Federated, effective March 1, 2012. On February 28, 2012, Federated Sports filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Maryland. Mr. Brodsky served as the Co-Chief Executive Officer of Federated Heartland, Inc. (“Federated Heartland”) from October 2010 until his resignation from Federated Heartland, effective March 1, 2012. On February 28, 2012, Federated Heartland filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Maryland.

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CORPORATE GOVERNANCE AND BOARD MATTERS

General

Our Board is responsible for the management and direction of our Company and for establishing broad corporate policies. Members of the Board are kept informed of our business through various documents and reports provided by the Chief Executive Officer and other corporate officers, and by participating in Board and committee meetings. Each director has access to all of our books, records and reports, and members of management are available at all times to answer their questions.

Currently, there are five members of the Board. The Board is not classified or staggered, and all directors hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified.

Director Independence

Our Board has determined that each of Messrs. Brakebill, Brodsky, Konezny and Trousset satisfies the current “independent director” standards established by the Nasdaq Rules and, as to the members of the Audit Committee of our Board, the additional independence requirements under applicable rules and regulations of the SEC. Thus, a majority of the Board is comprised of independent directors as required by the Nasdaq rules. The Audit Committee of the Board is composed of Messrs. Brodsky, Konezny and Trousset, each of whom is an independent director in accordance with Nasdaq Rule 5605(c). The Compensation Committee of the Board is composed of Messrs. Brakebill, Konezny and Trousset, each of whom is an independent director in accordance with Nasdaq Rule 5605(d). The Nominating Committee of the Board is composed of Messrs. Brakebill, Brodsky and Trousset, each of whom is independent in accordance with Nasdaq Rule 5605(e).

Board Leadership Structure

Our current leadership structure is comprised of a combined Chairman of the Board and Chief Executive Officer, an independent lead director and active independent directors. Currently, Kenneth S. Ehrman serves as our Chairman of the Board and Chief Executive Officer and Michael Brodsky serves as the independent lead director. The Board believes that this leadership structure is the most effective for the Company at this time. Because the Chief Executive Officer is closest to the many facets of our business, the Board believes that the Chief Executive Officer is in the best position to lead most effectively and to serve in the critical role of Chairman of the Board. In addition, as he is directly involved in managing the Company, having a Chairman who also serves as Chief Executive Officer facilitates timely communication with the Board on critical business matters. Further, we believe that this combined leadership structure is appropriate for our Company because our Chairman and Chief Executive Officer (i) conveys a singular, cohesive message to our stockholders, employees, industry partners and the investment community and (ii) eliminates any ambiguity as to who is accountable for the Company’s performance. The lead director, among other things, works with the Chairman to set and approve agendas and schedules for Board meetings, serves as a liaison between the Chairman and the non-employee directors, and presides at any meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors. Our directors and management team engage frequently and directly in the flow of information and ideas and we believe our combined leadership structure facilitates the quality, quantity and timeliness of the information flow and communication. While the Board currently believes that there is a well-functioning and effective balance between strong Company leadership, an independent lead director and oversight by active, independent directors, it continues to evaluate the composition of the Board to determine what leadership structure is most appropriate for our company and our stockholders.

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Risk Oversight

The Board has the ultimate oversight responsibility for the risk management process and regularly reviews issues that present particular risk to us, including those involving competition, customer demands, economic conditions, planning, strategy, finance, sales and marketing, products, information technology, facilities and operations, supply chain, legal and environmental matters and insurance. The Board further relies on the Audit Committee for oversight of certain areas of risk management. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management and the Company’s independent registered public accounting firm our policies with respect to risk assessment and risk management, including risks related to fraud, liquidity, credit operations and regulatory compliance, and advises the internal audit function as to overall risk assessment of the Company.

While the Board oversees risk management, Company management is charged with managing risk. Management communicates routinely with the Board, committees of the Board and individual directors on significant risks that have been identified and how they are being managed. Directors are free to, and indeed frequently do, communicate directly with senior management.

The Company believes that its leadership structure, discussed above, supports the risk oversight function of the Board. While the Company has a combined Chairman and Chief Executive Officer, independent directors chair the various Board committees involved with risk oversight, there is frequent and open communication among management and directors, and all directors are actively involved in the risk oversight function. The Board believes that this approach provides appropriate checks and balances against undue risk-taking.

Board and Committee Meetings

The Board held 12 meetings during our fiscal year ended December 31, 2015. Each director attended over 75% of the aggregate number of meetings of the Board and the meetings held by committees of the Board during 2015. Actions were also taken by the unanimous written consent of the members of the Board on 4 occasions during the fiscal year ended December 31, 2015.

We have adopted a policy of encouraging, but not requiring, members of the Board to attend our annual meetings of stockholders. Messrs. Brodsky and Kenneth Ehrman attended our 2015 annual meeting of stockholders held on June 23, 2015 in person, and Messrs. Brakebill, Konezny and Trousset attended the meeting by telephone.

Committees of the Board

The standing committees of the Board include the Audit Committee, the Compensation Committee and the Nominating Committee.

Audit Committee

The Audit Committee, which is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is composed of Messrs. Brodsky, Konezny and Trousset, each of whom is independent under Nasdaq Rule 5605(c)(2) and Rule 10A-3 under the Exchange Act.

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The Board has determined that it has at least one “audit committee financial expert” serving on the Audit Committee. Mr. Brodsky serves as the audit committee financial expert. Mr. Brodsky also serves as the Chairman of the Audit Committee.

The Audit Committee held 4 meetings during the fiscal year ended December 31, 2015.

The Board has adopted a written charter for the Audit Committee, a copy of which is publicly available on our website at www.id-systems.com. The Audit Committee’s charter sets forth the responsibilities, authority and specific duties of the Audit Committee and is reviewed and reassessed annually. The information on our website is not a part of this Proxy Statement. The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to our independent registered public accounting firm and management.

In accordance with its written charter, the Audit Committee assists the Board in monitoring (i) the integrity of our financial reporting process including our internal controls regarding financial reporting, (ii) our compliance with legal and regulatory requirements and (ii) the independence and performance of our internal and external auditors, and serves as an avenue of communication among the independent registered public accounting firm, management and the Board.

The report of the Audit Committee appears on page 18 of this Proxy Statement.

Compensation Committee

The Compensation Committee is composed of Messrs. Brakebill, Konezny and Trousset, each of whom is independent within the meaning of Nasdaq Rule 5605(a)(2). Mr. Konezny serves as the Chairman of the Compensation Committee.

The Compensation Committee held 1 meeting during the fiscal year ended December 31, 2015. The Compensation Committee acted by unanimous written consent on 3 occasions during the fiscal year ended December 31, 2015.

The Compensation Committee recommends to the Board for its approval our executive officers’ annual compensation and long-term incentives and option and other equity grants, reviews management’s performance, development and compensation, and administers our incentive plans. The Board has adopted a written charter for the Compensation Committee, a copy of which is publicly available on our website at www.id-systems.com. The Compensation Committee’s charter sets forth the responsibilities, authority and specific duties of the Compensation Committee and is reviewed and reassessed annually. The charter specifies that the Compensation Committee has overall responsibility for evaluating and recommending to the Board for approval our director and officer compensation plans, policies and programs and for producing an annual report on executive compensation for inclusion in our annual report on Form 10-K or annual proxy statement, in accordance with applicable rules and regulations. The charter also specifies that the Compensation Committee may form and delegate authority to subcommittees of the Compensation Committee when appropriate; however, the Compensation Committee may not delegate authority to any other persons. As discussed below under “Compensation Discussion and Analysis,” for compensation decisions, the Compensation Committee considers recommendations relating to compensation for executive officers (other than our Chairman and Chief Executive Officer, if any) of our Chairman and Chief Executive Officer and includes him in its discussions with respect to such compensation, and considers compensation information provided by compensation consultants, if any, retained by the Compensation Committee for such purpose.

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The Compensation Committee Process. Compensation Committee meetings typically involve a preliminary discussion with our Chairman and Chief Executive Officer prior to the Compensation Committee deliberating without any members of management present. For compensation decisions, including decisions regarding the grant of equity compensation relating to executive officers (other than our Chairman and Chief Executive Officer), the Compensation Committee considers the recommendations of our Chairman and Chief Executive Officer and includes him in its discussions. The Compensation Committee may form and delegate authority to subcommittees of the Compensation Committee when appropriate.

Compensation Consultants. The Company did not engage a compensation consultant for 2015.

The report of the Compensation Committee appears on page 19 of this Proxy Statement.

Nominating Committee

The Nominating Committee is composed of Messrs. Brakebill, Brodsky and Trousset, each of whom is independent within the meaning of Nasdaq Rule 5605(a)(2). Mr. Brakebill serves as the Chairman of the Nominating Committee.

The Nominating Committee held 2 meetings during the fiscal year ended December 31, 2015.

The Board has adopted a written charter for the Nominating Committee, which is publicly available on our website at www.id-systems.com. The Nominating Committee’s charter authorizes the committee to develop certain procedures and guidelines addressing certain nominating matters, such as procedures for considering nominations made by stockholders, minimum qualifications for nominees and identification and evaluation of candidates for the Board, and the Nominating Committee has adopted procedures addressing the foregoing.

Procedures for Considering Nominations Made by Stockholders. The Nominating Committee has adopted guidelines regarding procedures for nominations to be submitted by stockholders and other third parties, other than candidates who have previously served on the Board or who are recommended by the Board. These guidelines provide that a nomination must be delivered to our Corporate Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above. The guidelines require a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (ii) information that will enable the Nominating Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter for director candidates. The Nominating Committee’s policy is to consider all persons proposed to be nominated for election as a director in accordance with these procedures.

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Qualifications. The Nominating Committee has adopted guidelines describing the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee:

●	must satisfy any legal requirements applicable to members of the Board;

●	must have business or professional experience that will enable such nominee to provide useful input to the Board in its deliberations;

●	must have a reputation, in one or more of the communities serviced by the Company and its affiliates, for honesty and ethical conduct;

●	must have a working knowledge of the types of responsibilities expected of members of the board of directors of a public company; and

●	must have experience, either as a member of the board of directors of another public or private company or in another capacity, that demonstrates the nominee’s capacity to serve in a fiduciary position.

We believe that each member of our Board should possess the qualities of character, judgment, business acumen, diligence, lack of conflicts of interest, familiarity with our business and industry, ability to work collegially and ability to act in the best interests of all stockholders. While we do not have a formal diversity policy, we seek to have directors representing a range of experiences, qualifications, skills and backgrounds.

Identification and Evaluation of Candidates for the Board. Candidates to serve on the Board will be identified from all available sources, including recommendations made by stockholders of the Company. The Nominating Committee has a policy that there will be no differences in the manner in which the Nominating Committee evaluates nominees recommended by stockholders and nominees recommended by the Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board. The evaluation process for individuals other than existing members of the Board will include:

●	a review of the information provided to the Nominating Committee by the proponent;

●	a review of reference letters from at least two sources determined to be reputable by the Nominating Committee; and

●	a personal interview of the candidate, together with a review of such other information as the Nominating Committee shall determine to be relevant.

Stock Ownership Guidelines. On April 29, 2009, the Board adopted stock ownership guidelines to further align the interests of our non-employee directors with the interests of our stockholders and to promote our commitment to sound corporate governance. Pursuant to these guidelines, each outside director is required to hold shares of our common stock with a value equal to three times the amount paid in cash to such director for services as a director (including for in-person and telephonic meetings of the Board and meetings of committees of the Board) during the fiscal year ended December 31, 2008 or, if all such meetings were not attended by such director during such year, the amount that would have been paid in cash to such director for services as a director had such director attended all such meetings. The ownership guideline value for each outside director initially was calculated with respect to the fiscal year ended December 31, 2008, was re-calculated with respect to the fiscal year ended December 31, 2012 and will be re-calculated with respect to each third fiscal year thereafter. Outside directors are required to achieve the applicable level of ownership within three (3) years of the later of the date the guidelines were adopted and the date the person first became an outside director. Under the stock ownership guidelines, the value of the shares of common stock held by each outside director will be determined on April 1st of each year based on the average for the twenty (20) consecutive trading days preceding and including such date of the reported last sale prices per share on the Nasdaq Global Market or other principal national securities exchange or inter-dealer quotation system on which our common stock is listed or admitted to trading. During the fiscal year ended December 31, 2015, each of our non-employee directors elected to be paid in restricted shares of common stock in lieu of cash in consideration for his services as a director of the Company. As of April 1, 2016, each non-employee director had achieved his applicable level of ownership in accordance with the stock ownership guidelines.

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Third Party Recommendations. In connection with the Annual Meeting, the Nominating Committee did not receive any nominations from any stockholder or group of stockholders which owned more than 5% of our common stock for at least one year.

Compensation of Directors

General

All directors are entitled to reimbursement for travel and lodging and other reasonable out-of-pocket expenses incurred by them in connection with their attendance at Board and/or Board committee meetings or other activities on our behalf.

Employee Directors

Directors who are current officers or employees of the Company or any subsidiary of the Company do not receive any additional compensation for their service as members of either the Board or any committees of the Board.

Non-Employee Directors

In March 2012, based on the recommendation of Compensation Resources, Inc. (“CRI”), a compensation consultant engaged by the Compensation Committee in 2011, and other information provided by CRI, including compensation and survey data of a comparison group of companies that CRI considered as our peer group, as discussed above under “Executive Compensation — Compensation Discussion and Analysis — Peer Group,” we adopted a non-employee director compensation program pursuant to which non-employee directors are entitled to receive annual compensation having economic value of approximately $70,000, which includes a cash retainer of $20,000, and restricted stock grants with an economic value of approximately $50,000. In August 2014, the Compensation Committee determined that the cash retainer may instead be paid, at each director’s election, in cash or in restricted shares of our common stock. Each of the non-employee directors elected to be paid his retainer for 2015 in restricted shares of our common stock. With respect to restricted stock awards, the number of shares issuable was calculated based on the average of the reported closing price per share of the stock on the NASDAQ Global Market for the twenty (20) consecutive trading days prior to and the twenty (20) consecutive trading days following and including the date of our earnings release for the fiscal quarter ended June 30, 2015.

In addition, each of the lead director and the chairperson of each of the committees of the Board is entitled to a supplemental retainer, which may be paid, at each director’s election, in cash or in restricted shares of our common stock. Specifically, the lead director receives an additional $15,000 per year of service; the chairperson of the Audit Committee receives an additional $15,000 per year of service; the chairperson of the Compensation Committee receives an additional $10,000 per year of service; and the chairperson of the Nominating Committee receives an additional $8,000 per year of service. In addition, if during the year, any director attends, in person or by telephone, more than eight meetings of the Board and/or any committee thereof, in the aggregate, such director will be entitled to receive for each additional meeting attended in person or by telephone a payment of $1,000 or $500; however, the directors maintain discretion to waive, and have on occasion agreed to waive, those additional meeting fees. Each of the non-employee directors elected to be paid his supplemental retainer for 2015 in restricted shares of our common stock.

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Our non-employee directors are entitled to participate in the Company’s 2009 Non-Employee Director Equity Compensation Plan (the “2009 Plan”), which was adopted by the Board in April 2009, and approved by our stockholders in June 2009. In June 2011, our stockholders also approved an amendment to the 2009 Plan, which increased the number of shares available for issuance under the 2009 Plan from 300,000 to 600,000. As of April 18, 2016, a total of 98,908 shares of our common stock remain reserved and available for issuance under the 2009 Plan, as amended. Non-employee directors are eligible to be awarded non-qualified stock options and shares of restricted stock under the 2009 Plan. A recipient of restricted stock under the 2009 Plan is entitled to vote such shares and would be entitled to dividends, if any, paid on such shares, but is not entitled to dispose of such shares until they have vested in accordance with the terms of the applicable award.

Our non-employee directors are also entitled to participate in the Company’s 2015 Equity Compensation Plan (the “2015 Plan”), which was adopted by the Board in May 2015 and approved by our stockholders in June 2015. As of April 18, 2016, a total of 750,385 shares of our common stock remain reserved and available for issuance under the 2015 Plan. Non-employee directors are eligible to be awarded non-qualified stock options, shares of restricted stock, stock appreciation rights and other awards under the 2015 Plan. A recipient of restricted stock under the 2015 Plan is entitled to vote such shares and would be entitled to dividends, if any, paid on such shares, but is not entitled to dispose of such shares until they have vested in accordance with the terms of the applicable award.

During the fiscal year ended December 31, 2015, each of Kenneth Brakebill, Michael Brodsky, Ron Konezny and Tony Trousset was awarded 16,519, 21,179, 16,943 and 14,825 restricted shares of common stock, respectively, in consideration for his services as a director of the Company. All of these awards were made pursuant to the 2015 Plan. Each of the restricted stock awards granted to Messrs. Brakebill, Brodsky, Konezny and Trousset was granted on September 1, 2015 and vest as to 100% of such shares on the first anniversary of the date of grant provided that such non-employee director is then serving as a director of the Company.

Our non-employee directors are not entitled to retirement, benefit or other perquisite programs.

The following table provides certain information with respect to the compensation paid to our non-employee directors during the fiscal year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($)(1)(3)(4)	Stock Awards ($)(2)(3)(4)	Option Awards ($)	Total ($)
Kenneth Brakebill	$28,000	$40,254	-	$68,254
Michael Brodsky	$50,000	$40,254	-	$90,254
Ron Konezny	$30,000	$40,254	-	$70,254
Tony Trousset	$20,000	$40,254	-	$60,254

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(1)	The amount under this column with respect to each of Kenneth Brakebill, Michael Brodsky, Ron Konezny and Tony Trousset reflects the dollar amount of fees for which such non-employee director elected to be paid in restricted shares of our common stock in lieu of cash, which shares were issued under the 2015 Plan on September 1, 2015. The number of restricted shares issued to each of such non-employee directors in lieu of cash was calculated based on the average of the reported closing price per share of the stock on the NASDAQ Global Market for the twenty (20) consecutive trading days prior to and the twenty (20) consecutive trading days following and including the date of our earnings release for the fiscal quarter ended June 30, 2015. Messrs. Brakebill, Brodsky, Konezny and Trousset were granted 5,932, 10,593, 6,356 and 4,237 restricted shares of our common stock, respectively, in lieu of cash, the aggregate grant date fair value of which, computed in accordance with ASC 718, disregarding any service-based vesting conditions, is $22,542, $40,253, $24,153 and $16,101, respectively.

(2)	The amounts under this column reflect the aggregate grant date fair value of 10,593 restricted shares of our common stock granted to each of Kenneth Brakebill, Michael Brodsky, Ron Konezny and Tony Trousset, under the 2015 Plan on September 1, 2015, computed in accordance with ASC 718, disregarding any service-based vesting conditions. For a discussion of the assumptions we made in valuing the stock awards, see “Note 2(S) — Summary of Significant Accounting Policies — Stock-based compensation” and “Note 10 — Stock-Based Compensation” in the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. The amounts set forth under this column do not include the restricted shares of common stock granted in lieu of cash for fees set forth under the column “Fees Earned or Paid in Cash.”

(3)	Each of the restricted stock awards granted to Kenneth Brakebill, Michael Brodsky, Ron Konezny and Tony Trousset will vest in full on September 1, 2016, provided that such non-employee director is a director of the Company on such date.

(4)	At December 31, 2015, Kenneth Brakebill held 30,766 shares of restricted stock; Michael Brodsky held 39,444 shares of restricted stock; Ron Konezny held 31,555 shares of restricted stock; and Tony Trousset held 27,610 shares of restricted stock.

Process for Sending Communications to the Board of Directors

The Board has established a procedure that enables stockholders to communicate in writing with members of the Board. Any such communication should be addressed and sent to our Corporate Secretary at c/o I.D. Systems, Inc., 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677. Any such communication must state, in a conspicuous manner, that it contains a stockholder communication and that it is intended for distribution to the entire Board or to one or more members of the Board, as applicable. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed. Under the procedures established by the Board, upon the Corporate Secretary’s receipt of such a communication, our Corporate Secretary will send a copy of such communication to each member of the Board or to the applicable director(s), identifying it as a communication received from a stockholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

Code of Ethics

We have a code of ethics (the “Code of Ethics”) that applies to our Chief Executive Officer, Chief Financial Officer and Controller and other persons who perform similar functions. A copy of our Code of Ethics can be found on our website at www.id-systems.com. The Code of Ethics also is available in print, free of charge, to any stockholder who requests a copy by writing to the Company at the following address: I.D. Systems, Inc., 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677, Attention: Corporate Secretary. Our Code of Ethics is intended to be a codification of the business and ethical principles that guide the Company, and to deter wrongdoing, to promote honest and ethical conduct, to avoid conflicts of interest, and to foster full, fair, accurate, timely and understandable disclosures, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations and accountability for adherence to this code. We will post any amendment to the Code of Ethics, as well as any waivers that are required to be disclosed by the rules of the SEC or The NASDAQ Stock Market LLC, on our website.

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Certain Relationships and Related Transactions

Our policy prohibits conflicts between the interests of our employees, officers and directors and our company. A conflict of interest exists when an employee, officer, or director’s personal interest interferes or may interfere with the interests of the Company. When it is deemed to be in the best interests of our company and our stockholders, the Audit Committee may grant waivers to employees, officers and directors who have disclosed an actual or potential conflict of interest, which waivers are subject to approval by our Board. This policy is included in our Code of Business Conduct and Ethics for Employees, Officers and Directors.

In accordance with its charter, the Audit Committee is responsible for annually reviewing any transactions or series of similar transactions to which we are or were a party and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities, or members of any such person’s immediate family, have had or will have a direct or indirect material interest. Our Audit Committee’s procedures for reviewing related party transactions are not in writing. Except as described below, since January 1, 2015, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company is or was a party in which the amount involved exceeds $120,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities, or members of any such person’s immediate family, have had or will have a direct or indirect material interest. As of April 18, 2016, our common stock is the Company’s only class of voting securities.

Pursuant to the terms of an engagement letter (the “Engagement Letter”), dated January 23, 2015, the Company engaged Atlas Technology Group to provide the Company with financial advisory services. Atlas Technology Group is a privately held company of which one of our directors, Tony Trousset, serves as the Managing Member. Fees payable to Atlas Technology Group under the Engagement Letter were based on the outcome of any project that resulted from the rendering of its services. The Company terminated the Engagement Letter on April 29, 2015, and as of such date, no fees had been paid under the Engagement Letter. Notwithstanding such termination, in the event certain projects are completed prior to April 29, 2016, Atlas Technology Group will be entitled to fees based on the outcome of such projects. Our policies and procedures with respect to the Engagement Letter were followed.

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REPORT OF THE AUDIT COMMITTEE

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

The Audit Committee of the Board of Directors is currently comprised solely of independent directors meeting the requirements of applicable rules of the SEC and of The NASDAQ Stock Market LLC. All members of the Audit Committee were appointed by the Board. The Audit Committee operates pursuant to a written charter adopted by the Board. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. As more fully described in the charter, the purpose of the Audit Committee is to provide general oversight of the Company’s financial reporting, integrity of financial statements, internal controls and internal audit functions.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with applicable accounting standards, laws and regulations. The Company’s independent registered public accounting firm, EisnerAmper LLP, is responsible for performing an independent audit of the Company’s financial statements in accordance with standards of the Public Accounting Oversight Board (United States) (“PCAOB”) and expressing an opinion in its report on those financial statements.

The Audit Committee reviewed the Company’s audited financial statements for the year ended December 31, 2015, and met with both management and EisnerAmper LLP to discuss those financial statements and EisnerAmper LLP’s related opinion.

The Audit Committee has discussed with EisnerAmper LLP the matters required to be discussed by Statement on Auditing Standards No. 16, Communications with Audit Committees.

The Audit Committee has received and reviewed the written disclosures and the letter from EisnerAmper LLP required by applicable requirements of the PCAOB regarding EisnerAmper LLP’s communications with the Audit Committee concerning independence, and has discussed with EisnerAmper LLP its independence.

Based on its review and the meetings, discussions and reports described above, and subject to the limitations of its role and responsibilities referred to above and in its charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2015, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Members of the Audit Committee:

Michael Brodsky, Chairman

Ron Konezny

Tony Trousset

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EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the following Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:

Ron Konezny, Chairman

Kenneth Brakebill

Tony Trousset

Compensation Discussion and Analysis

Introduction

This discussion presents the principles underlying our executive officer compensation program. Our goal in this discussion is to provide the reasons why we award compensation as we do and to place in perspective the data presented in the tables that follow this discussion. The focus is primarily on compensation of our executive officers for the fiscal year ended December 31, 2015, but some historical and forward-looking information is also provided to put such year’s compensation information in context. The information presented herein relates to the following individuals who are considered “named executive officers,” under applicable rules and regulations of the SEC, each of whom is sometimes referred to in this Proxy Statement as a “Named Executive Officer:” (i) Kenneth S. Ehrman, who served as the Company’s Chief Executive Officer during the fiscal year ended December 31, 2015, (ii) Ned Mavrommatis, who served as the Company’s Chief Financial Officer during the fiscal year ended December 31, 2015, (iii) Michael L. Ehrman, who served as the Company’s Chief Technology Officer during the fiscal year ended December 31, 2015, and (iv) Norman L. Ellis, who served as the Company’s Chief Operating Officer during the fiscal year ended December 31, 2015.

Compensation Philosophy and Objectives

We attempt to apply a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premises that our success is dependent upon the efforts of each employee and that a cooperative, team-oriented environment is an essential part of our culture. We believe in the importance of rewarding our employees for our successes, which is why we emphasize pay-for-performance incentive compensation. Particular emphasis is placed on broad employee equity participation through the use of stock options and restricted stock awards, as well as on annual cash bonuses linked to achievement of our corporate performance goals. We considered the results of the “say on pay” proposal with respect to executive compensation presented to the stockholders at our 2015 annual meeting held on June 23, 2015, and in light of the support the proposal received, we continue to emphasize pay-for-performance incentive compensation, as explained in detail in this Compensation Discussion and Analysis.

Our compensation programs for our Named Executive Officers are designed to achieve a variety of goals, including:

●	attracting and retaining talented and experienced executives;

●	motivating and rewarding executives whose knowledge, skills and performance are critical to our success;

●	aligning the interests of our executives and stockholders by motivating executives to increase stockholder value in a sustained manner; and

●	providing a competitive compensation package which rewards achievement of our goals.

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Total compensation paid to our executive officers is influenced significantly by the need to attract and retain management employees with a high level of expertise and to motivate and retain key executives for our long-term success. Some of the components of compensation, such as salary, are generally fixed and do not vary based on our financial and other performance. Some components, such as bonus and in some cases, such as our long-term incentive plans adopted in prior years, stock options and stock award grants, are dependent upon the achievement of certain goals approved by the Compensation Committee; and for such purpose, the Compensation Committee considers goals for executive officers (other than our Chairman and Chief Executive Officer) recommended by our Chairman and Chief Executive Officer, and includes him in its discussions with respect to such goals. Furthermore, the value of certain of these components, such as stock options and restricted stock, is dependent upon our future stock price.

We compensate our executive officers in these different ways in order to achieve different goals. Cash compensation, for example, provides executive officers with a minimum base salary. Incentive bonus compensation is generally linked to the achievement of financial and business goals (as described in greater detail below), and is intended to reward executive officers for our overall performance. Stock options and grants of restricted stock are intended to link our executive officers’ longer-term compensation with the performance of our stock and to build executive ownership positions in our stock. This encourages our executive officers to remain with us and to act in ways intended to maximize stockholder value, and serves to penalize them if we and/or our stock fails to perform to expectations.

We view the three components of our executive officer compensation as related but distinct. Although the Compensation Committee does review total compensation, it does not believe that compensation derived from one component of compensation necessarily should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on its historical practices with the individual and our view of individual performance and other information we deem relevant. The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation. We have not reviewed wealth and retirement accumulation as a result of employment with us, and have only focused on fair compensation for the year in question.

The Compensation Committee monitors the results of the annual advisory “say-on-pay” proposal and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities. At our 2015 annual meeting of stockholders, the stockholders approved, on an advisory basis, the compensation of the Named Executive Officers, and in light of such approval, the Compensation Committee continued with its performance-based compensation philosophy and its balanced approach to the components of its compensation program.

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Elements of Executive Officer Compensation

Base Salary. We pay our executive officers a base salary, which we review and determine annually. We believe that a competitive base salary is a necessary element of any compensation program. We believe that attractive base salaries can motivate and reward executives for their overall performance. Base salaries are established in part based on the particular executive’s position, responsibility, experience, skills and expected contributions during the coming year and such individual’s performance during the prior year. We also have generally sought to align base compensation levels comparable to our competitors and other companies in similar stages of development. We do not view base salaries as primarily serving our objective of paying for performance, but in attracting and retaining the most qualified executives necessary to run the Company’s business. During the year ended December 31, 2015, the Company increased the base salary of Kenneth S. Ehrman from $350,000 to $360,500, increased the base salary of each of Ned Mavrommatis and Michael L. Ehrman from $275,000 to $283,250, and increased the base salary of Norman L. Ellis from $300,000 to $304,500. The Company continues to focus on pay-for performance structure, which is discussed below.

Cash Incentive Bonus Programs

The primary objective of our annual cash incentive bonus program is to motivate and reward our employees, including our Named Executive Officers, for meeting our short-term objectives using a pay-for-performance program with objectively determinable performance goals. Each of our Named Executive Officers was eligible to receive a cash incentive bonus under our Executive Incentive Plan (“EIP”) for the fiscal year ended December 31, 2015, which is discussed below.

Executive Incentive Plan

The objectives of the EIP, which was adopted by the Board upon recommendation of the Compensation Committee, are to align the interests of all employees with the Company’s performance goals. The EIP focuses on rewarding executives for the achievement of financial objectives with competitive financial incentives, and provides a systemic plan for establishing definitive performance goals. On February 4, 2015, upon recommendation by the Compensation Committee, the Board established the parameters under the EIP for 2015. For 2015, the Company’s performance goals were based on (i) revenue growth and (ii) “operating profit,” which for these purposes is defined as operating income (loss) from operations, excluding depreciation and amortization and stock-based compensation expense. Executives were eligible to be awarded cash bonus compensation based on the Company’s annual and quarterly results with respect to revenue growth and operating profit.

The Company accrues funds for the EIP over the course of the applicable plan year. The EIP may be modified or terminated by the Compensation Committee at any time, but incentive awards that have been earned by the participating Named Executive Officers through the date of termination of the EIP will be payable. In addition, target awards and weightings may be modified by the Compensation Committee during the plan year based upon a shift in focus or changing industry standards, or any other factors that the Compensation Committee deems appropriate. The Compensation Committee has the authority to administer the EIP and has the final decision on any discrepancies in interpretation of the EIP.

Awards under the EIP are calculated as a percentage of an executive’s base salary and, as noted above, are based upon revenue growth and operating profit. In January 2015, the target award under the EIP, which is calculated as a percentage of base salary, for Kenneth S. Ehrman was set at 100% of his base salary and for each of Ned Mavrommatis, Michael L. Ehrman and Norman L. Ellis was set at 67% of his base salary. The target award (expressed as a percentage of base salary) for each Named Executive Officer is as follows:

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Named Executive Officer	Target Award Percentage
Kenneth S. Ehrman	100%
Ned Mavrommatis	67%
Michael L. Ehrman	67%
Norman L. Ellis	67%

The maximum aggregate amount of the Quarterly Bonuses and the Annual Bonus (each, as defined below), for each executive is 300% of the target award for such executive.

2015 Quarterly Bonuses. Forty-five percent of the executive’s bonus under the EIP for 2015 was based on quarterly revenue and operating profit targets (such portion, the “Quarterly Bonus”). For these purposes, “operating profit” is defined as operating income (loss) from operations, excluding depreciation and amortization and stock-based compensation, and was calculated after all bonus expenses (the “Operating Profit”). For 2015, for each of the Named Executive Officers entitled to participate in the EIP, the Company’s quarterly revenues (the “Quarterly Revenues”) were required to equal or exceed dollar amounts ranging from $12.1 million to $13.5 million and the Company’s quarterly Operating Profit (the “Quarterly Operating Profit”) was required to equal or exceed dollar amounts ranging from $(1.1) million to $(0.6) million (each, the “Quarterly Target Amount”) in order for the executives to receive their Quarterly Bonus. For each of the first three quarters of the fiscal year, if the Quarterly Revenues were equal to at least 92.5% of the respective Quarterly Target Amount and the Quarterly Operating Profit was equal to at least 110% of the respective Quarterly Target Amount, the executive would be entitled to receive 15% of the target award for such executive. If either the Quarterly Revenues for any quarter did not equal or exceed 92.5% of the respective Quarterly Target Amount for such quarter or the Quarterly Operating Profit for any quarter did not equal or exceed 110% of the respective Quarterly Target Amount for such quarter, the executive would not be entitled to receive any bonus for such quarter. In the event that both the Quarterly Revenues and the Quarterly Operating Profit for any quarter exceeded the Quarterly Target Amount for such quarter, the executives would not be entitled to receive any additional bonus; however, the cumulative Quarterly Revenues and Quarterly Operating Profits for all four quarters would be considered for calculating the Annual Revenues (as defined below) for purposes of determining the Annual Bonus.

Any Quarterly Bonuses for any fiscal quarter are payable to the executives after completion of the Company’s financial statements for such quarter. Participants are not entitled to receive an award unless they are employed by the Company at the time the award is payable by the Company. Based on the Quarterly Revenues and the Quarterly Operating Profit for each of the quarters during the fiscal year ended December 31, 2015, none of Kenneth S. Ehrman, Ned Mavrommatis, Norman L. Ellis and Michael L. Ehrman received Quarterly Bonuses under the EIP for 2015.

2015 Annual Bonus. Fifty-five percent of the executive’s bonus under the EIP for 2015 was based on annual revenue and operating profit targets (such portion, the “Annual Bonus”). For 2015, for each of the Named Executive Officers entitled to participate in the EIP, the Company’s annual revenues (the “Annual Revenues”) were required to equal or exceed $51.9 million and the Company’s annual operating profit (the “Annual Operating Profit”) was required to equal or exceed $(3.1) million (each, the “Annual Target Amount”) in order for the executives to receive their Annual Bonus. If the Annual Revenues were equal to 92.5% of the Annual Target Amount and the Annual Operating Profit was equal to 110% of the Annual Target Amount, the executive would be entitled to receive 55% of the target award for such executive. If either the Annual Revenues did not equal or exceed 92.5% of the respective Annual Target Amount or the Annual Operating Profit did not equal or exceed 110% of the respective Annual Target Amount, the executive would not be entitled to receive any Annual Bonus.

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Any Annual Bonuses are payable to the executives after completion of the Company’s audited financial statements for the applicable year. Participants are not entitled to receive an award unless they are employed by the Company at the time the award is payable by the Company. Based on the Annual Revenues and the Annual Operating Profit for the fiscal year ended December 31, 2015, none of Kenneth S. Ehrman, Ned Mavrommatis, Norman L. Ellis and Michael L. Ehrman received an Annual Bonus under the EIP for 2015.

Equity Compensation

We believe that stock options and restricted stock awards are an important long-term incentive for our executive officers and employees and that our stock option and restricted stock award program has been effective in aligning officer and employee interests with those of our stockholders. We review our equity compensation plans annually. Employees are eligible for annual stock option and restricted stock award grants. These options and grants are intended to produce value for each executive officer if (i) our stockholders derive significant sustained value and (ii) the executive officer remains employed with us.

Historically, the Company did not have any program, plan or obligation under which it was required to grant equity compensation to any executive officer on specified dates or upon the achievement of certain performance goals. The authority to make equity grants to executive officers rests with the Compensation Committee, although, as noted, the Compensation Committee does consider the recommendations of our Chairman and Chief Executive Officer in setting the compensation of our other executive officers. For each year beginning with the year ended December 31, 2009 until the year ended December 31, 2013, the Compensation Committee adopted a long-term incentive plan for our Named Executive Officers, pursuant to which our Named Executive Officers were entitled to earn equity grants upon the achievement of certain price targets relating to the Company’s common stock. Awards granted to executives under these long-term incentive plans generally were broken out into the three categories, performance shares (or performance cash awards), restricted shares of common stock and stock options. The Compensation Committee has determined not to adopt a long-term incentive plan for the year ended December 31, 2015.

In June 2015, the Compensation Committee granted restricted shares of common stock to each of Kenneth S. Ehrman, Ned Mavrommatis, Michael L. Ehrman and Norman L. Ellis in consideration of his continued services as an officer of the Company. The number of restricted shares of our common stock granted to and held by our Named Executive Officers are set forth in the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table below.

Severance and Change-in-Control Benefits. Except for the severance and change-in-control benefits described below under the captions “Severance Arrangements” and “Potential Payments Upon Termination or Change in Control,” we do not provide to any of our executive officers any severance or change in control benefits in the event of termination or retirement, whether following a change in control or otherwise.

Benefits. The executive officers participate in all of our employee benefit plans, such as medical and 401(k) plan, on the same basis as our other employees, except that we pay 100% of the premiums for health and dental insurance of our executive officers and 75% of the premiums for health and dental insurance of our other employees.

Perquisites. Our Chief Executive Officer and certain of our other Named Executive Officers receive an allowance for automobile and related expenses, which amounts are reflected under column titled “All Other Compensation” in the “Summary Compensation Table” below. Our use of perquisites as an element of compensation is very limited. We do not view perquisites as a significant element of our comprehensive compensation structure.

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Peer Group

In making decisions regarding the compensation of our executive officers, the Compensation Committee generally considers compensation and survey data for similarly situated executives at a comparison group of companies it considers our peer group. These comparison data are primarily used to gauge the reasonableness and competitiveness of executive compensation decisions. The Compensation Committee utilized as a reference for determining competitive total compensation packages for our Named Executive Officers for 2015, our peer group of companies that were identified by CRI, the compensation consultant retained by the Compensation Committee in 2012, together with a group of companies identified as our peer group by the Hay Group (the “Hay Group”), the compensation consultant retained by the Compensation Committee in 2014; however, the Compensation Committee determined not to place a significant amount of reliance on the information provided by the Hay Group since although the companies identified by the Hay Group as part of the peer group were in the same M2M industry as the Company, such companies had significantly greater revenues and market capitalizations than the Company. While the Compensation Committee refers to information with respect to its peer group for purposes of determining compensation of the executive officers, it does not benchmark compensation for the Named Executive Officers against the peer group. The peer group of companies determined by CRI was based on revenue, organizational profile and geographic location and the peer group of companies determined by the Hay Group was based primarily on industry.

We believe that the compensation practices of our industry, in general, and of our select peer group, in particular, provide useful information to help us establish compensation practices that allow us to attract, retain, and motivate a highly talented executive team. We review the levels of cash, equity, and total compensation for comparable executives in our peer group relative to the elements of compensation paid to our executives. In considering how these data relate to our existing compensation structure, we take into account our size, performance, and geographic location as compared to these peer companies, as well as what we know about the comparable scope of responsibilities of our executives versus those of comparable executives at such peer group companies.

The following companies were identified as members of our peer group by CRI in 2012:

ANADIGICS Inc.	NVE Corporation
CalAmp Corp.	ORBCOMM Inc.
Chyron Corporation	Orbit International Corp.
Identive Group Inc. (formerly SCM Microsystems, Inc.)	Par Techonology Corp.
RELM Wireless Corporation
LoJack Corporation	Telular Corp.
Memsic, Inc.	Vasco Data Sec. Int’l Inc.
Numerex Corp.	XATA Corporation

The following companies were identified as members of our peer group by the Hay Group in 2014:

CalAmp Corp.	Novatel Wireless Inc.
Digi International Inc.	Numerex Corp
Fleetmatics Group PLC	ORBCOMM Inc.
Globalstar, Inc.	Sierra Wireless, Inc.
Iridium Communications Inc.	Telular Corp.
LoJack Corp	XRS Corporation

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Regulatory Considerations

We account for the equity compensation expense for our employees under the rules of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (“ASC 718”), which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

Employment Agreements

The Company has not entered into employment agreements with any of its executive officers. All executive officers serve at the discretion of the Board, with no fixed term of employment.

Severance Agreements

On September 22, 2009, the Company entered into severance agreements with each of Kenneth S. Ehrman, the Company’s Chief Executive Officer and President, Ned Mavrommatis, the Company’s Chief Financial Officer, Treasurer and Corporate Secretary, and Michael L. Ehrman, the Company’s Chief Technology Officer. Kenneth S. Ehrman, Ned Mavrommatis and Michael L. Ehrman are sometimes collectively referred to in this section as the “Executives” and each, an “Executive.” The Severance Agreements were previously approved by the Compensation Committee of the Board and presented to the full Board.

Except as described below, each of the Severance Agreements is substantially identical in form. The Severance Agreements provide each Executive with certain severance and change in control benefits upon the occurrence of a “Trigger Event” (as defined in the Severance Agreements). Under the Severance Agreements, a Trigger Event will have occurred if (i) the Company terminates the Executive without Cause or (ii) the Executive resigns for Good Reason within six months following a Change in Control Event (provided, however, that the termination of the Executive’s employment due to his death or Disability will in no event be considered a Trigger Event).

Within 45 days after the occurrence of a Trigger Event (or such shorter period as may be required under the terms of a general release agreement (“Release”) to be entered into by the Executive in order to obtain benefits under the Severance Agreement, a form of which is attached to the Severance Agreement), the Executive must execute and deliver the Release to the Company. Upon the earlier of the expiration of any applicable revocation period required for the Release to be effective with respect to age discrimination claims and the date on which it is otherwise permitted to be effective and irrevocable under applicable law, the Executive will be entitled to the following: (i) a cash payment at the rate of the Executive’s annual base salary as in effect immediately prior to the Trigger Event for a period of 15 months in the case of Kenneth S. Ehrman, and 12 months in the case of the other Executives (such period, as applicable, the “Severance Period”), made as a series of payments that are payable in accordance with the Company’s standard payroll practices; (ii) a waiver of any remaining portion of the Executive’s healthcare continuation payments under COBRA for the Severance Period, provided that the Executive timely elects COBRA coverage and continues to make contributions for such coverage equal to his contribution amount in effect immediately preceding the date of his termination of employment; (iii) partial accelerated vesting of the Executive’s previously granted stock options and restricted stock awards, such that (to the extent not already then vested) a portion of these awards shall vest and/or become exercisable, in each case on a pro-rated basis that takes into account the number of months elapsed since the date of grant as compared to the scheduled vesting date (provided that the terms of the Company’s 2007 Equity Compensation Plan and 2015 Plan will continue to govern acceleration of vesting in the event of a “Change of Control” as defined therein); and (iv) an award of “Performance Shares” under the Restricted Stock Unit Award Agreement previously entered into between the Company and the Executive, in an amount and to the extent of the sum of the “Interim Shares” determined (and defined) in accordance with Exhibit A to that agreement.

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As a condition to the Company’s obligations under the Severance Agreements, each Executive is required to execute and deliver to the Company a restrictive covenants agreement, a form of which is attached to the Severance Agreements, containing covenants regarding confidentiality, assignment of inventions, non-competition and non-solicitation. These restrictive covenants will remain in effect during the Severance Period.

Compensation Tables

The following table, which should be read in conjunction with the explanations provided above, sets forth summary compensation information for the year ended December 31, 2015 for our Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($) (1)(2)	Option Awards ($) (1)(3)	Non-equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Kenneth S. Ehrman,	2015	359,625	(7)	—		418,800	—	—	50,325	828,750
Chairman, President and	2014	303,529		$30,000	(8)	430,250	—	289,818	46,452	1,100,049
Chief Executive Officer(6)	2013	267,000		—		39,919	82,500	—	45,986	435,405
Jeffrey M. Jagid,	2015	—		—		—	—	—	—	—
Chairman and	2014	54,167		—		213,496	201,186	—	538,220	1,007,069
Chief Executive Officer(6)	2013	325,000		—		66,527	137,500	—	42,716	571,743
Ned Mavrommatis	2015	282,563	(7)	—		209,400	—	—	36,811	528,774
Chief Financial Officer,	2014	270,521		—		371,950	—	152,568	37,184	832,223
Treasurer and Corporate Secretary	2013	267,000		—		39,919	82,500	—	33,573	422,992
Norman L. Ellis(9)	2015	304,125	(7)	—		209,400	—	—	12,765	526,290
Chief Operating Officer	2014	135,385	(11)	—		262,000	159,000	83,561	5,163	645,109
	2013	—		—		—	—	—	—	—
Michael L. Ehrman,	2015	282,563	(7)	—		209,400	—	—	32,775	524,738
Chief Technology Officer	2014	270,521		—		371,950	—	152,568	35,809	830,848
	2013	267,000		—		33,266	68,750	—	34,348	403,364
Brett Kilpatrick,	2015	—		—		—	—	—	—	—
Executive Vice President of	2014	112,820		—		87,450	—	14,045	—	214,315
Worldwide Sales(10)	2013	250,000		—		33,266	68,750	—	—	352,016

(1)	The dollar amount shown under the headings “Stock Awards” and “Option Awards” with respect to each of the Named Executive Officers other than Jeffrey M. Jagid for the fiscal years ended December 31, 2015, 2014 and 2013 and with respect to Jeffrey M. Jagid for the fiscal year ended December 31, 2013 reflect the aggregate grant date fair value of restricted stock, performance shares and option awards granted in the fiscal year indicated, computed in accordance with ASC 718, disregarding service-based vesting conditions. For a discussion of the assumptions we made in valuing the stock and option awards, see “Note 2(S) — Summary of Significant Accounting Policies — Stock-based compensation” and “Note 10 — Stock-Based Compensation” in the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

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(2)	The dollar amount shown under the heading “Stock Awards” with respect to Jeffrey M. Jagid for the fiscal year ended December 31, 2014 represents the aggregate fair value of 35,642 restricted shares of common stock that were modified on March 28, 2014 to accelerate the full vesting thereof in accordance with the terms of a Separation and General Release Agreement entered into between the Company and Mr. Jagid on March 21, 2014 (the “Jagid Separation Agreement”), computed in accordance with ASC 718.

(3)	The dollar amount shown under the heading “Option Awards” with respect to Jeffrey M. Jagid for the fiscal year ended December 31, 2014 includes (i) $182,777, which represents the fair value of option awards that were modified on March 28, 2014 to accelerate the full vesting thereof in accordance with the terms of the Jagid Separation Agreement, computed in accordance with ASC 718, and (ii) $18,409, which represents the fair value of option awards that were modified on March 28, 2014 to extend the exercise period thereof until May 31, 2015 in accordance with the terms of the Jagid Separation Agreement, computed in accordance with ASC 718.

(4)	The dollar amount shown under the heading “Non-Equity Incentive Plan Compensation” (i) for each of Kenneth S. Ehrman, Ned Mavrommatis, Norman L. Ellis and Michael L. Ehrman represents bonus earned for such fiscal year (although $226,763, $119,374, $63,561 and $119,374 of such amount, respectively, was paid in the following fiscal year) pursuant to the Executive Incentive Plan and (ii) for Brett Kilpatrick represents bonus earned under his cash bonus compensation arrangements for such fiscal year, all of which was paid to him during such fiscal year.

(5)	The dollar amounts shown under the heading “All other compensation” represent the incremental cost of all perquisites and other personal benefits to our Named Executive Officers, for automobile allowance and related expenses and health insurance premiums and with respect to Jeffrey M. Jagid for 2014, the amount accrued under his severance agreement. The automobile allowance and related expenses for 2015 for each of Kenneth S. Ehrman, Ned Mavrommatis, Norman L. Ellis and Michael L. Ehrman were $37,560, $24,046, $0 and $20,010, respectively; the health insurance premiums for 2015 for each of Kenneth S. Ehrman, Ned Mavrommatis, Norman L. Ellis and Michael L. Ehrman were $12,765. The automobile allowance and related expenses for 2014 for each of Jeffrey M. Jagid, Kenneth S. Ehrman, Ned Mavrommatis, Norman L. Ellis, Michael L. Ehrman and Brett Kilpatrick were $9,898, $34,812, $25,544, $0, $24,169 and $0, respectively; the health insurance premiums for 2014 for each of Jeffrey M. Jagid, Kenneth S. Ehrman, Ned Mavrommatis, Norman L. Ellis, Michael L. Ehrman and Brett Kilpatrick were $1,940, $11,640, $11,640, $5,163, $11,640 and $0, respectively; and the amount accrued under Jeffrey M. Jagid’s severance agreement for 2014 was $526,382, representing 18 months of base salary and 18 months of health insurance benefits, $344,934 of which was paid in 2014. The automobile allowance and related expenses for 2013 for each of Jeffrey M. Jagid, Ned Mavrommatis, Kenneth S. Ehrman and Michael L. Ehrman were $31,640, $22,497, $34,910 and $23,272, respectively; and the health insurance premiums for 2013 for each of Jeffrey M. Jagid, Ned Mavrommatis, Kenneth S. Ehrman and Michael L. Ehrman were $11,760.

(6)	Effective as of March 2, 2014, Jeffrey M. Jagid resigned from his position as Chief Executive Officer of the Company and Kenneth S. Ehrman was appointed to serve as the Interim Chief Executive Officer of the Company. Effective as of June 20, 2014, Mr. Ehrman was appointed to serve as Chairman of the Board and Chief Executive Officer of the Company and in connection with such appointment, ceased to serve as Interim Chief Executive Officer of the Company.

(7)	Effective as of February 1, 2015, the base salary of Kenneth S. Ehrman was increased from $350,000 to $360,500, the base salary of each of Ned Mavrommatis and Michael S. Ehrman was increased from $275,000 to $283,250 and the base salary of Norman L. Ellis was increased from $300,000 to $304,500.

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(8)	On March 27, 2014, Mr. Ehrman received a non-recoverable upfront bonus payment of $30,000 in consideration for Mr. Ehrman’s assumption of the position of Interim Chief Executive Officer of the Company on March 2, 2014, which payment represented the aggregate amount of a $7,500 monthly bonus for the first four months of Mr. Ehrman’s service as Interim Chief Executive Officer.

(9)	Effective as of July 21, 2014, Norman L. Ellis was appointed to serve as the Chief Operating Officer of the Company.

(10)	Brett Kilpatrick served as our Executive Vice President of Worldwide Sales from March 30, 2012 until June 6, 2014, the effective date of Mr. Kilpatrick’s resignation from such position.

Grants of Plan-Based Awards

The following table provides certain information with respect to restricted stock awards and options granted to our Named Executive Officers during the fiscal year ended December 31, 2015.

	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Date	Threshold	Target	Maximum	Threshold	Target	maximum	(#)(2)	(#)	($/Sh)	($)(3)
Kenneth S. Ehrman	2/4/2015	54,075	360,500	1,081,500	—	—	—	—	—	—	—
	6/11/2015	—	—	—	—	—	—	60,000	—	—	418,800
Ned Mavrommatis	2/4/2015	28,467	189,778	569,332	—	—	—	—	—	—	—
	6/11/2015	—	—	—	—	—	—	30,000	—	—	209,400
Norman L. Ellis	2/4/2015	30,602	204,015	612,045	—	—	—	—	—	—	—
	6/11/2015	—	—	—	—	—	—	30,000	—	—	209,400
Michael L. Ehrman	2/4/2015	28,467	189,778	569,332	—	—	—	—	—	—	—
	6/11/2015	—	—	—	—	—	—	30,000	—	—	209,400

(1)	The information under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” relates to cash bonuses for the fiscal year ended December 31, 2015 payable to our named executive officers based on the achievement of quarterly and annual revenue goals and quarterly and annual “operating profit” (which for these purposes is defined as operating income (loss) from operations, excluding depreciation and amortization and stock based compensation) goals for 2015 pursuant to our Executive Incentive Plan.

(2)	Represents restricted shares issued under the Company’s 2007 Equity Compensation Plan. Twenty five percent (25%) of the restricted shares vest on each of the first, second, third and fourth annual anniversary date of the date of grant provided that the awardee is an employee of our company on such anniversary.

(3)	Calculated based on the closing price of our common stock, as reported on the NASDAQ Global Market on the date of grant of the award.

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Stock Option Exercises and Vesting of Restricted Stock Awards

The following table provides certain information with respect to options that were exercised and shares of restricted stock that vested for each of our Named Executive Officers during the fiscal year ended December 31, 2015.

	Option Awards		Stock Awards
Name	Number of Share Acquired on Exercise (#)	Value Realized in Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized in Vesting ($)(2)
Kenneth S. Ehrman	—	—	31,374	$165,840
Ned Mavrommatis	75,131	289,701	26,374	$134,490
Norman L. Ellis	—	—	—	—
Michael L. Ehrman	—	—	25,312	$127,831

(1)	Represents the difference between the market price of the underlying securities at exercise of the option and the exercise price of the option.

(2)	Represents the aggregate dollar value of the shares on the vesting date.

Outstanding Equity Awards at Fiscal Year End

The following table provides certain information concerning outstanding equity awards held by each of our Named Executive Officers at December 31, 2015.

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Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kenneth S. Ehrman	16,000	—	7.41	2/27/2018	(3)	6,991	32,159	—	—
	30,488	—	3.54	6/29/2019	(4)	12,500	57,500	—	—
	44,643	—	2.84	2/5/2020	(4)	37,500	172,500	—	—
	17,061	—	4.55	3/30/2021	(4)	60,000	276,000	—	—
	40,541	—	5.93	3/29/2022	(4)	—	—	—	—
	20,421	20,421	5.71	4/4/2023	(5)	—	—	—	—
Ned Mavrommatis	16,000	—	7.41	2/27/2018	(3)	6,991	32,159	—	—
	17,061	—	4.55	3/30/2021	(4)	7,500	34,500	—	—
	40,541	—	5.93	3/29/2022	(4)	37,500	172,500	—	—
	20,421	20,421	5.71	4/4/2023	(5)	30,000	138,000	—	—
Michael L. Ehrman	16,000	—	7.41	2/27/2018	(3)	5,826	26,800	—	—
	30,488	—	3.54	6/29/2019	(4)	7,500	34,500	—	—
	44,643	—	2.84	2/5/2020	(4)	37,500	172,500	—	—
	14,217	—	4.55	3/30/2021	(4)	30,000	138,000	—	—
	33,784	—	5.93	3/29/2022	(4)	—	—	—	—
	17,018	17,017	5.71	4/4/2023	(5)	—	—	—	—
Norman L. Ellis	33,334	66,666	5.24	7/1/2014	(6)	50,000	230,000	—	—
	—	—	—	—		30,000	138,000	—	—

(1)	Represents shares of our restricted common stock issued under the 2007 Equity Compensation Plan.

(2)	Calculated based on $4.60 per share, the closing price per share of our common stock, as reported on the NASDAQ Global Market, on December 31, 2015.

(3)	These option awards vest over a five-year period, such that twenty percent (20%) of the award vests each year on the anniversary of the grant date, provided that the holder is employed by the Company on such date.

(4)	One hundred percent (100%) of these option awards vest on the third anniversary of the grant date, provided that the holder is employed by the Company on such date.

(5)	These option awards vest over a four-year period, such that twenty five (25%) of the award vests each year on the anniversary of the grant date, provided that the holder is employed by the Company on such date.

(6)	These option awards vest over a three-year period, such that one third of the award vests each year on the anniversary of the grant date, provided that the holder is employed by the Company on such date.

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Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination or Change in Control under Severance Arrangements

As described above under the caption “Severance Arrangements,” the Company has entered into severance agreements with certain of its Named Executive Officers. These severance agreements provide for severance payments or other compensation upon the termination of the Named Executive Officer’s employment or a change in control with respect to the Company.

Potential Payments Upon Termination or Change in Control under Equity Compensation Plans

Our 1999 Stock Option Plan provides that all outstanding stock options, including stock options held by our executive officers, will become immediately exercisable, and the restrictions with respect to outstanding restricted shares will lapse, upon the occurrence of a “change in control event.” For this purpose, a “change in control event” will be deemed to occur if any of the following events occur: (i) the consummation of any merger of our Company with any other company unless the combined voting power of our voting securities outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the voting securities of our Company or such surviving entity outstanding immediately after such merger or consolidation; (ii) the consummation of any sale or other disposition of all or substantially all of our assets; (iii) approval by our stockholders of a plan of liquidation of our Company; (iv) any action pursuant to which any person or group (as defined in Sections 3(a)(9) and 13(d) of the Exchange Act) will become the beneficial owner of 20% or more of our outstanding voting securities; or (v) the individuals who were members of our Board on May 14, 1999 (the date on which our 1999 Stock Option Plan was initially adopted by the Board), including any individuals who became or become directors after that date and whose election or nomination for election was approved by at least two-thirds of the directors of our Board, cease to constitute a majority of the members of our Board.

Our 2007 Equity Compensation Plan provides that, in the event of a consolidation or merger in which, after completion of any such transaction, our prior stockholders own less than 50% of the voting shares of the continuing or surviving entity, or in the event of the sale or transfer of substantially all of our assets, all outstanding options will become exercisable and all restrictions and/or forfeitures with respect to restricted stock awards and restricted stock units will lapse.

Estimated Payments Upon Termination or Change in Control

The following table shows potential payments to the Company’s Named Executive Officers under existing severance agreements, plans or arrangements in connection with a termination of employment or change in control with respect to the Company. The following table assumes a December 31, 2015 termination or change in control date, and uses the closing price of the Company’s common stock on the NASDAQ Global Market on December 31, 2015 ($4.60). The disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officer. These actual amounts would only be known at the time the Named Executive Officers become eligible for payment and would only be payable upon the termination of employment or change in control.

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Name	Benefit	Non Change-in-Control Termination (Without Cause or for Good Reason) ($)		Change-in-Control Termination (Without Cause or for Good Reason) ($)		Change-in-Control Only ($)
Kenneth S. Ehrman	Severance Pay	$450,625		$450,625		—
	Exercise of Vested Stock Options Upon Termination	—	(1)	—	(2)	—	(2)
	Realization of Restricted Stock Awards Upon Termination	$161,554		$538,159		$538,159
	Realization of Performance Share Awards Upon Termination	—	(3)	—	(4)	—	(4)
	Benefit Continuation	$35,308		$35,308		—
Ned Mavrommatis	Severance Pay	$283,250		$283,250		—
	Exercise of Vested Stock Options Upon Termination	—	(1)	—	(2)	$—	(2)
	Realization of Restricted Stock Awards Upon Termination	$127,054		$377,159		$377,159
	Realization of Performance Share Awards Upon Termination	—	(3)	—	(4)	—	(4)
	Benefit Continuation	$28,247		$28,247		—
Norman L. Ellis	Severance Pay	—		—		—
	Exercise of Vested Stock Options Upon Termination	—		—		—
	Realization of Restricted Stock Awards Upon Termination	—		$368,000		$368,000
	Realization of Performance Share Awards Upon Termination	—		—		—
	Benefit Continuation	—		—		—
Michael L. Ehrman	Severance Pay	$283,250		$283,250		—
	Exercise of Vested Stock Options Upon Termination	—		—		—
	Realization of Restricted Stock Awards Upon Termination	$122,291		$371,800		$371,800
	Realization of Performance Share Awards Upon Termination	—	(3)	—	(4)	—	(4)
	Benefit Continuation	$28,247		$28,247		—

(1)	Pursuant to the option award agreements entered into between the Company and each Named Executive Officer, options that have vested as of the date of termination of employment generally are exercisable for a period of 90 days following the date of termination (or 365 days, in the case of termination of employment resulting from death or disability). Moreover, the terms of the severance agreements entered into between the Company and each of the Named Executive Officers (other than Norman L. Ellis) generally provide for accelerated vesting of a portion of the unvested options held by the individual in the event of termination of his employment for either of the following reasons (each, a “Trigger Event”): (i) the termination of the executive’s employment by the Company without “cause” (as defined in the severance agreements), or (ii) the executive’s resignation for “good reason” within six months following a “change in control event” (as each such term is defined in the severance agreements). There were no such stock options held by the Named Executive Officers at December 31, 2015 that were in-the-money as of such date.

(2)	Our equity compensation plans provide that all outstanding options will become exercisable upon a change in control (as defined in the applicable plan). There were no such stock options held by the Named Executive Officers at December 31, 2015 that were in-the-money as of such date.

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(3)	Pursuant to the severance agreements entered into between the Company and each of our Named Executive Officers (other than Norman L. Ellis), upon the occurrence of a Trigger Event, performance shares granted under restricted stock unit award agreements entered into by the Company and such executive will be awarded in an amount and to the extent of the sum of any “interim shares” that may have been earned but not issued upon the achievement of certain performance targets as of the end of any of the first two fiscal years within the three-year performance period. However, as these performance targets had not been met as of December 31, 2015, no portion of the performance shares would be issuable to any of the executives as of such date.

(4)	Under the long-term incentive plan for 2012 and related restricted stock unit award agreements entered into between the Company and each Named Executive Officer (other than Norman L. Ellis), upon the occurrence of a change in control (as defined in the Company’s 2007 Equity Compensation Plan), performance shares granted under restricted stock unit award agreements entered into by the Company and each Named Executive Officer (other than Norman L. Ellis) will be awarded in an amount and to the extent of the sum of any “interim shares” that may have been earned but not issued upon the achievement of certain performance targets as of the end of any of the first two fiscal years within the three-year performance period. However, as these performance targets had not been met as of December 31, 2015, no portion of the performance shares would be issuable to any of the Named Executive Officers as of such date.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Kenneth Brakebill, Ron Konezny and Tony Trousset. No member of the Compensation Committee is or has been an executive officer or employee of our Company or except as set forth above under the heading “Certain Relationships and Related Transactions,” had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during the fiscal year ended December 31, 2015.

Risk Considerations

We do not believe that our compensation practices and policies for our employees, including our executive officers, create risks or are likely to create risks that are reasonably likely to have a material adverse effect on us or our results of operations or financial condition.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of shares of our common stock as of April 18, 2016, by:

●	each stockholder known by us to own beneficially more than 5% of our outstanding common stock;

●	each of our executive officers named in the “Summary Compensation Table” in this Proxy Statement (these executive officers are sometimes referred to herein as the “Named Executive Officers”);

●	each of our current directors and nominees for election as directors at the Annual Meeting; and

●	all of our directors and executive officers as a group.

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To our knowledge, except as set forth in the footnotes to the table and subject to applicable community property laws, each person or entity named in the table has sole voting and disposition power with respect to the shares set forth opposite such person’s or entity’s name. The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has the sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days of April 18, 2016, through the exercise of stock options, warrants or other convertible securities or any other right. Shares of our common stock that a person has the right to acquire within 60 days of April 18, 2016 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person (except with respect to the percentage ownership of all directors and executive officers as a group). As used in this Proxy Statement, “voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

The number and percentage of shares beneficially owned is computed on the basis of 13,824,547 shares of our common stock outstanding as of April 18, 2016. The information in the following table regarding the beneficial owners of more than 5% of our common stock is based upon information supplied by our principal stockholders or set forth in Schedules 13D and 13G filed with the SEC. The determination that there were no other persons, entities or groups known to the Company to beneficially own more than 5% of the Company’s outstanding common stock was based on a review of all statements filed with the SEC with respect to the Company pursuant to Section 13(d) or 13(g) of the Exchange Act.

The address for those persons for which an address is not otherwise provided is c/o I.D. Systems, Inc., 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Shares of Common Stock Outstanding (1)
5% Stockholders:
Lloyd I. Miller, III
3300 South Dixie Highway, Suite 1-365
West Palm Beach, FL 33405	1,857,323	(2)	13.43%
Avis Budget Group, Inc.
6 Sylvan Way
Parsippany, New Jersey 07054	1,600,000	(3)	11.57%
Cannell Capital LLC
245 Meriwether Circle
Alta, WY 83414	1,080,635	(4)	7.82%
Sterling Capital Management LLC
4350 Congress Street, Suite 1000
Charlotte, NC 28209	1,056,568	(5)	7.64%
Emancipation Management LLC
825 Third Avenue
New York, NY 10022	1,038,594	(6)	7.51%
Executive Officers:
Kenneth S. Ehrman (7)	842,014	(8)	6.01%
Ned Mavrommatis	264,500	(9)	1.90%
Michael L. Ehrman	489,739	(10)	3.50%
Norman L. Ellis	133,334	(11)	*
Directors
Kenneth Brakebill	44,516	(12)	*
Michael Brodsky	126,694	(13)	*
Ron Konezny	43,005	(14)	*
Tony Trousset	38,860	(15)	*
All directors and executive officers as a group (eight individuals)	1,982,662	(16)	13.82%

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* Represents less than 1% of the outstanding shares of our common stock.

(1)	Ownership percentages are based on 13,824,547 shares of common stock of the Company outstanding as of April 18, 2016.

(2)	Based on information contained in Amendment No. 2 to Schedule 13G filed with the SEC on February 2, 2016, and a Form 4 filed on each of February 23, 2016, February 24, 2016, March 7, 2016 and March 10, 2016, Lloyd I. Miller, III beneficially owns an aggregate of 1,857,323 shares of the Company’s common stock, with sole voting and dispositive power over 1,849,423 shares and shared voting and dispositive power over 7,900 shares.

(3)	On August 25, 2011, Avis Budget Group, Inc., a Delaware corporation (“Avis”), filed with the SEC a Schedule 13G with respect to the beneficial ownership of an aggregate of 1,600,000 shares of the Company’s common stock, with sole voting and dispositive power over these 1,600,000 shares. These shares are comprised of: (i) 1,000,000 shares of common stock and (ii) up to 600,000 shares of common stock underlying a common stock warrant (the “Warrant”) issued to Avis pursuant to the terms of Purchase Agreement, dated as of August 22, 2011, by and between the Company and Avis. The Warrant is exercisable (x) immediately with respect to 100,000 shares of common stock, and (y) with respect to the remaining 500,000 shares of common stock, at any time on or after the date (if any) on which Avis Budget Car Rental, LLC, a subsidiary of Avis, executes and delivers to the Company a particular statement of work agreed upon by the parties.

(4)	On February 12, 2016, Cannell Capital LLC, a Wyoming limited liability company (“Cannell Capital”), and J. Carlo Cannell, a U.S. citizen who serves as the managing member of Cannell Capital, filed with the SEC a Schedule 13G with respect to the beneficial ownership of 1,080,635 shares of the Company’s common stock, with shared voting and dispositive power over these shares.

(5)	On January 29, 2016, Sterling Capital Management LLC, a North Carolina limited liability company, filed with the SEC a Schedule 13G with respect to the beneficial ownership of 1,056,568 shares of the Company’s common stock, with sole voting and dispositive power over these shares.

(6)	On March 9, 2016, Emancipation Management LLC, a New York limited liability company (“Emancipation Management”), Emancipation Capital Master, Ltd., a Cayman islands exempted company, and Charles Frumberg, a U.S. citizen who serves as the managing member of Emancipation Management, filed with the SEC Amendment No. 1 to Schedule 13D with respect to the beneficial ownership of an aggregate of 1,038,594 shares of the Company’s common stock, with shared voting and dispositive power over these shares.

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(7)	Kenneth S. Ehrman also is a director.

(8)	This number includes (i) 179,364 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of April 18, 2016; (ii) 37,500 restricted shares of common stock, 33 1/3% of which shares vest on each of September 8, 2016, September 8, 2017 and September 8, 2018, provided that Mr. Ehrman is employed by the Company on each such date; (iii) 60,000 restricted shares of common stock, 25% of which shares vest on each of June 11, 2016, June 11, 2017, June 11, 2018 and June 11, 2019, provided that Mr. Ehrman is employed by the Company on each such date; (iv) 30,000 restricted shares of common stock, 25% of which shares vest on each of March 24, 2017, March 24, 2018, March 24, 2019 and March 24, 2020, provided that Mr. Ehrman is employed by the Company on each such date; (v) 49,000 shares of our common stock held by Mr. Ehrman’s wife’s IRA account; and (vi) 21,600 shares of our common stock held by Mr. Ehrman’s 401(k) account.

(9)	This number includes (i) 104,233 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of April 18, 2016; (ii) 37,500 restricted shares of common stock, 33 1/3% of which shares vest on each of September 8, 2016, September 8, 2017 and September 8, 2018, provided that Mr. Mavrommatis is employed by the Company on each such date; (iii) 30,000 restricted shares of common stock, 25% of which shares vest on each of June 11, 2016, June 11, 2017, June 11, 2018 and June 11, 2019, provided that Mr. Mavrommatis is employed by the Company on each such date; and (iv) 15,000 restricted shares of common stock, 25% of which shares vest on each of March 24, 2017, March 24, 2018, March 24, 2019 and March 24, 2020, provided that Mr. Mavrommatis is employed by the Company on each such date.

(10)	This number includes (i) 164,659 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of April 18, 2016; (ii) 37,500 restricted shares of common stock, 33 1/3% of which shares vest on each of September 8, 2016, September 8, 2017 and September 8, 2018, provided that Mr. Ehrman is employed by the Company on each such date; (iii) 30,000 restricted shares of common stock, 25% of which vest on each of June 11, 2016, June 11, 2017, June 11, 2018 and June 11, 2019, provided that Mr. Ehrman is employed by the Company on each such date; and (iv) 15,000 restricted shares of common stock, 25% of which shares vest on each of March 24, 2017, March 24, 2018, March 24, 2019 and March 24, 2020, provided that Mr. Ehrman is employed by the Company on each such date.

(11)	This number includes (i) 33,334 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of April 18, 2016; (ii) 50,000 restricted shares of common stock, all of which vest on July 21, 2017, provided that Mr. Ellis is employed by the Company on such date; (iii) 30,000 restricted shares of common stock, 25% of which shares vest on each of June 11, 2016, June 11, 2017, June 11, 2018 and June 11, 2019, provided that Mr. Ellis is employed by the Company on each such date; and (iv) 15,000 restricted shares of common stock, 25% of which shares vest on each of March 24, 2017, March 24, 2018, March 24, 2019 and March 24, 2020, provided that Mr. Ellis is employed by the Company on each such date.

(12)	This number includes (i) 16,519 restricted shares of our common stock, all of which vest on September 1, 2016, provided that Mr. Brakebill is a director of the Company on such date and (ii) 11,250 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of April 18, 2016.

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(13)	This number includes (i) 21,179 restricted shares of our common stock, all of which vest on September 1, 2016, provided that Mr. Brodsky is a director of the Company on such date; (ii) 76,000 shares of Common Stock held by Vajra Fund I, L.P., of which Mr. Brodsky is the general partner; and (iii) 11,250 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of April 18, 2016.

(14)	This number includes (i) 16,943 restricted shares of our common stock, all of which vest on September 1, 2016, provided that Mr. Konezny is a director of the Company on such date and (ii) 11,250 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of April 18, 2016.

(15)	This number includes (i) 14,825 restricted shares of our common stock, all of which vest on September 1, 2016, provided that Mr. Trousset is a director of the Company on such date and (ii) 11,250 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of April 18, 2016.

(16)	This number includes an aggregate of 526,590 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of April 18, 2016.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC statements on Form 3, Form 4 and Form 5 of ownership and changes in ownership. Officers, directors and greater than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) reports that they file.

Based solely upon a review of Forms 3, 4 and 5 and any amendments to those forms that have been furnished to us, we believe that all parties subject to the reporting requirements of Section 16(a) filed all such required reports during and with respect to the fiscal year ended December 31, 2015, except that each of Kenneth S. Ehrman, Michael L. Ehrman and Ned Mavrommatis filed late with the SEC a Form 4 with respect to our withholding of shares of our common stock to satisfy tax withholding obligations upon the vesting of a restricted stock award.

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PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of EisnerAmper LLP as the independent registered public accounting firm to audit our financial statements for the current fiscal year, subject to the ratification of such appointment by our stockholders. Representatives of EisnerAmper LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Fees and Services of Independent Registered Certified Public Accounting Firm

Audit Fees

The aggregate fees billed by EisnerAmper LLP, our independent registered public accounting firm, for professional services rendered for the audit of our annual financial statements for the fiscal years ended December 31, 2015 and 2014, and for the review of the financial statements included in our Quarterly Reports on Form 10-Q during the fiscal years ended December 31, 2015 and 2014, were $153,500 and $150,500, respectively.

Audit-Related Fees

The aggregate fees billed by EisnerAmper LLP for assurance and related services reasonably related to the performance of the audit or review of our financial statements during the fiscal years ended December 31, 2015 and 2014, other than the fees described under the caption “Audit Fees” above, were $29,500 and $0, respectively. The aggregate fees for such services during the fiscal year ended December 31, 2015 were attributable to services provided in connection with potential merger and acquisition activity and a registration statement on Form S-8 filed by the Company with the SEC during such fiscal year.

Tax Fees

There were no fees billed by EisnerAmper LLP for professional services rendered for tax compliance, tax advice or tax planning during fiscal years ended December 31, 2015 and 2014.

All Other Fees

The aggregate fees billed by EisnerAmper LLP for products or professional services rendered during the fiscal years ended December 31, 2015 and 2014, other than services described under the captions “Audit Fees” and “Audit-Related Fees” above, were $0 and $4,637, respectively. The aggregate fees for products or professional services billed by EisnerAmper LLP during each of the fiscal years ended December 31, 2015 and December 31, 2014 were for their assistance with the evaluation of a new enterprise resource planning software for our business.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent accountants. For audit services, each year the independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be formally accepted by the Audit Committee before the audit commences. The independent registered public accounting firm also submits an audit services fee proposal, which also must be approved by the Audit Committee before the audit commences. None of the fees for services described above under the captions “Audit-Related Fees” or “All Other Fees” approved by the Audit Committee were approved pursuant to the exception provided by paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

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PROPOSAL NO. 3

ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with recently adopted Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. Our executive compensation programs are designed to support the Company’s long-term success. As described above in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

●	to provide a total rewards package to our executives that are competitive with our peer companies;

●	to attract and retain key talent;

●	to link pay to performance by providing incentives that promote short and long-term financial growth and stability to continuously enhance stockholder value.

We believe that our performance-based executive compensation programs provide incentives that are aligned with the best interests of our stockholders and have facilitated the Company’s performance.

We urge stockholders to read the “Compensation Discussion and Analysis” above, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative contained herein, which provide detailed information on the compensation of our Named Executive Officers. The Board believes that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has supported and contributed to the Company’s success.

Accordingly, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of I.D. Systems, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement relating to the Company’s 2016 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL NO. 3 AND APPROVE, ON AN ADVISORY BASIS, THE COMPANY’S EXECUTIVE COMPENSATION.

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STOCKHOLDERS’ PROPOSALS FOR NEXT ANNUAL MEETING

Stockholder proposals to be presented at our annual meeting of stockholders to be held in 2017, for inclusion in our proxy statement and form of proxy relating to that meeting, must be received by us at our principal executive offices, 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677, addressed to the Corporate Secretary, on or before December 26, 2016. If, however, our 2017 Annual Meeting of Stockholders is changed by more than thirty (30) days from the date of the Annual Meeting, the deadline is a reasonable time before we begin to print and mail our proxy materials for the 2017 Annual Meeting of Stockholders. Such stockholder proposals must comply with our bylaws and the requirements of Regulation 14A of the Exchange Act.

Rule 14a-4 of the Exchange Act governs our use of our discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the proxy statement. With respect to our annual meeting of stockholders to be held in 2017, if we are not provided notice of a stockholder proposal prior to March 11, 2017, we will be permitted to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those stated above, that may be brought before the Annual Meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

By order of the Board of Directors,

/s/ Ned Mavrommatis
Ned Mavrommatis
Corporate Secretary

Dated: April 25, 2016

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015 (EXCLUDING EXHIBITS) ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

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2016 ANNUAL MEETING OF STOCKHOLDERS OF

I.D. SYSTEMS, INC.

June 14, 2016

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:
The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2015 are available at the following website:
http://ir.id-systems.com/phoenix.zhtml?c=100495&p=proxy

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20503030000000000000 7 061416

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW AND "FOR" PROPOSAL NOS. 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.

1. Election of five directors, each to serve for a one-year term expiring at the Company's 2017 annual meeting of stockholders, and until their respective successors are duly elected and qualified.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Kenneth Brakebill
- ○ Michael Brodsky
- ○ Kenneth Ehrman
- ○ Ron Konezny
- ○ Tony Trousset

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3.

	FOR	AGAINST	ABSTAIN
3. Approval, on an advisory basis, of the Company's executive compensation.	☐	☐	☐

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NOS. 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE COMPANY'S PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS, POSTPONEMENTS OR CONTINUATIONS THEREOF.

RECEIPT OF NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND PROXY STATEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING OR ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

I.D. SYSTEMS, INC.

123 TICE BOULEVARD
WOODCLIFF LAKE, NEW JERSEY 07677

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 14, 2016, AT 10:00 A.M. (EASTERN TIME), AND ANY POSTPONEMENT, CONTINUATION OR ADJOURNMENT THEREOF

The shares of common stock you hold in your account will be voted as you specify on the reverse side of this proxy card. If no choice is specified, the proxy will be voted "FOR" the election of all the nominees listed in Proposal No. 1, and "FOR" Proposal Nos. 2 and 3, as described on the reverse side of this proxy card.

By signing this proxy, the undersigned hereby appoints Kenneth S. Ehrman and Ned Mavrommatis, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of I.D. Systems, Inc. which the undersigned may be entitled to vote at the 2016 Annual Meeting of Stockholders of the Company to be held at the offices of Olshan Frome Wolosky LLP, located at 1325 Avenue of the Americas, New York, New York 10019, on Tuesday, June 14, 2016, at 10:00 a.m. (Eastern Time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting and any postponements, continuations or adjournments of the meeting.

(Continued and to be signed on the reverse side)

1.1 14475

2016 ANNUAL MEETING OF STOCKHOLDERS OF

I.D. SYSTEMS, INC.

June 14, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:
The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2015 are available at the following website:
http://ir.id-systems.com/phoenix.zhtml?c=100495&p=proxy

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20503030000000000000 7 061416

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW AND "FOR" PROPOSAL NOS. 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.

1. Election of five directors, each to serve for a one-year term expiring at the Company's 2017 annual meeting of stockholders, and until their respective successors are duly elected and qualified.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Kenneth Brakebill
- ○ Michael Brodsky
- ○ Kenneth Ehrman
- ○ Ron Konezny
- ○ Tony Trousset

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3.

	FOR	AGAINST	ABSTAIN
3. Approval, on an advisory basis, of the Company's executive compensation.	☐	☐	☐

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NOS. 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE COMPANY'S PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS, POSTPONEMENTS OR CONTINUATIONS THEREOF.

RECEIPT OF NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND PROXY STATEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING OR ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.